As filed with the Securities and Exchange Commission on May 8, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1574463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Douglas Drive Sanford, North Carolina	27330
(Address of Principal Executive Offices)	(Zip Code)

THE PANTRY, INC. 2007 OMNIBUS PLAN

(Full title of the plan)

Melissa Anderson

Senior Vice President, Human Resources

THE PANTRY, INC.

P.O. Box 1410

1801 Douglas Drive

Sanford, North Carolina 27330

(919) 774-6700

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Carl N. Patterson, Esq.

SMITH, ANDERSON, BLOUNT, DORSETT

MITCHELL & JERNIGAN, L.L.P.

P.O. Box 2611

Raleigh, North Carolina 27602

(919) 821-1220

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value	3,242,385	(1)	$45.02	(2)	$145,972,172.70	(2)	$2,232.78	(3)

(1)

Represents shares of common stock authorized for issuance pursuant to the grant or exercise of awards under The Pantry, Inc. 2007 Omnibus Plan (the “2007 Plan”), which include 2,400,000 shares of common stock plus any shares of common stock subject to outstanding awards under The Pantry, Inc. 1999 Stock Option Plan (the “Prior Plan”) that cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable shares after March 29, 2007, the date the 2007 Plan was approved by the registrant’s stockholders. The 3,242,385 shares of common stock registered by this registration statement include 3,000 shares underlying awards under the Prior Plan that have been cancelled or forfeited since March 29, 2007 and 839,385 shares underlying awards under the Prior Plan that may be cancelled or forfeited in the future. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares of common stock as may be issued to prevent dilution of the shares of common stock covered hereby resulting from stock splits, stock dividends, or similar transactions.

(2)	Calculated solely for the purpose of this offering pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on May 2, 2007.
(3)	Pursuant to Rule 457(p), filing fees of $2,248.57 which were paid with respect to 882,505 remaining unsold shares previously registered by the registrant under the Registration Statement on Form S-8 (File No. 333-114987) filed on April 29, 2004 with respect to the Prior Plan are being used to offset the registration fee calculated based on the proposed maximum aggregate offering price above. The registrant is simultaneously filing a post-effective amendment to this prior registration statement to deregister these unsold shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 relates to the issuance of up to 3,242,385 shares of the common stock of the registrant, $0.01 par value, issuable under the 2007 Plan. As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8. The document containing the information specified in Part I will be delivered to the participants in the 2007 Plan as required by Rule 428(b) under the Securities Act. This document is not being filed with the Commission as part of this registration statement or a prospectus or prospectus supplement pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this registration statement:

(a) the registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2006;

(b) the registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarterly period ended March 30, 2006, Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2006, Current Report on Form 8-K filed on October 16, 2006, Amendment No. 1 to Current Report on Form 8-K/A filed on November 2, 2006, and Current Reports on Form 8-K filed on January 9, 2007, February 6, 2007, March 26, 2007, April 3, 2007, April 5, 2007, and April 13, 2007; and

(c) the description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed on April 19, 1999, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities being registered by this registration statement will be passed upon for the registrant by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the registrant may indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The registrant’s bylaws provide that it may indemnify its directors and officers, and the registrant has entered into agreements to indemnify its directors and certain of its officers to the full extent permitted by law. These agreements, among other things, indemnify the registrant’s directors and officers for expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by such person in any action or proceeding, including but not limited to any action by or in the right of the registrant, on account of services as a director or officer of the registrant, or as a director or officer of any other company or enterprise to which the person provides services at the registrant’s request. The registrant has also purchased liability insurance covering its directors and officers.

The registrant’s certificate of incorporation provides that each of its directors shall not be liable for monetary damages for breach of such director’s fiduciary duty of care to the registrant and its stockholders except for liability for breach of the director’s duty of loyalty to the registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal or state securities or environmental laws.

In addition, in the ordinary course of the registrant’s business it from time to time enters into contracts under which the registrant and its directors and officers are provided with standard rights of indemnification against liability that they may incur in their capacities as such and in connection with activities performed under the terms of such contracts.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this registration statement)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sanford, State of North Carolina, on this 7th day of May, 2007.

THE PANTRY, INC.

By:	/s/ Peter J. Sodini
Peter J. Sodini
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter J. Sodini, Daniel J. Kelly, Berry L. Epley, and Melissa Anderson or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Peter J. Sodini	President, Chief Executive Officer and	May 7, 2007
Peter J. Sodini	Chairman of the Board (Principal Executive Officer)

/s/ Daniel J. Kelly	Vice President, Finance and Chief Financial Officer	May 8, 2007
Daniel J. Kelly	(Principal Financial Officer)

/s/ Berry L. Epley	Corporate Controller (Principal Accounting Officer)	May 4, 2007
Berry L. Epley

/s/ Robert F. Bernstock	Director
Robert F. Bernstock		May 7, 2007

Director
Paul L. Brunswick		May , 2007

Director
Wilfred A. Finnegan		May , 2007

/s/ Edwin J. Holman	Director
Edwin J. Holman		May 7, 2007

/s/ Terry L. McElroy	Director
Terry L. McElroy		May 7, 2007

/s/ Mark D. Miles	Director	May 7, 2007
Mark D. Miles

	Director	May , 2007
Bryan E. Monkhouse

/s/ Thomas M. Murnane	Director	May 7, 2007
Thomas M. Murnane

	Director	May , 2007
Maria C. Richter

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this registration statement)